Exhibit 1

                           BP p.l.c. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                              Three months ended
                                                                  March 31, 2003
                                                          ($ million, except ratios)
                                                                     (Unaudited)

Profit before taxation                                                 6,098

Group's share of income in excess of dividends
  of joint ventures and associated undertakings                         (213)

Captalized interest                                                      (34)

                                                                     -------
Profit as adjusted                                                     5,851
                                                                     -------

Fixed charges:

  Interest net of interest expense of joint ventures and associated
    undertakings and unwinding of discount for provisions               153

   Rental expense representative of interest                            126
   Capitalized interest                                                  34
                                                                    -------
                                                                        313
                                                                    -------

Total adjusted earnings available for payment of fixed charges        6,164
                                                                    =======

Ratio of earnings to fixed charges                                     19.7
                                                                    =======

Total adjusted earnings available for payment of fixed charges, after taking account of adjustments to profit before taxation
  to accord with US GAAP (a)                                          7,317
                                                                    =======

Ratio of earnings to fixed charges with adjustments to
  accord with US GAAP                                                  23.4
                                                                    =======

---------------

(a) See Note 13 of Notes to Consolidated Financial Statements.